Exhibit 99.2

02-Nov-2017

Heritage Insurance Holdings, Inc. (HRTG)

Q3 2017 Earnings Call

Heritage Insurance Holdings, Inc. (HRTG) Q3 2017 Earnings Call	02-Nov-2017

CORPORATE PARTICIPANTS

Bruce Thomas Lucas

Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

Steven Martindale

Chief Financial Officer, Heritage Insurance Holdings, Inc.

OTHER PARTICIPANTS

Mark Douglas Hughes	Matthew J. Carletti
Analyst, SunTrust Robinson Humphrey, Inc.	Analyst, JMP Securities LLC

Anthony To
Analyst, Keefe, Bruyette & Woods, Inc.

MANAGEMENT DISCUSSION SECTION

Operator: Good morning, and welcome to Heritage Insurance Holdings Third Quarter 2017 Financial Results Conference Call. My name is Austin, and I will be the operator today. At this time, all participants are in a listen-only mode. A brief question-and-answer session will follow the formal presentation. Please note, this event is being recorded.

I would now like to turn the conference over to Joe Peiso. Please go ahead.

[00CCZP-E Joseph R. Peiso]

Good morning. The current quarter’s earnings press release can be found in the Investors section of our website heritagepci.com. The earnings call will be archived and available for replay. Today’s call may contain forward-looking statements. These statements which we undertake no obligation to update, represent our current judgment and are subject to risks, assumptions and uncertainties. For a description of the risks that could cause our results to differ materially from those described in the forward-looking statements, please refer to our Annual Report on Form 10-K and other filings made with the SEC.

With us on the call today are Bruce Lucas, Chairman and CEO and Steve Martindale, Chief Financial Officer. Also on the call is Steve Rohde, Financial Consultant to the company.

I will now turn the call over to Bruce.

Bruce Thomas Lucas

Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

Heritage Insurance Holdings, Inc. (HRTG) Q3 2017 Earnings Call	02-Nov-2017

Thank you, Joe. I would like to welcome all of you to our third quarter 2017 earnings call. Before we begin the call, I would like to thank all of our employees for their dedication to our company. Our third quarter results were very strong. Despite our reinsurance retention of $20 million pre-tax, Heritage posted $1.4 million operating profit in the quarter. This is a remarkable achievement, especially in light of the significant industry losses related to Hurricane Irma. Heritage has one of the lowest reinsurance retentions in the publicly-traded Florida market, which proved invaluable in the third quarter. While numerous peer companies are experiencing large capital losses related to Hurricane Irma, Heritage was limited to a reduction in earnings for the quarter. We believe our low risk approach to reinsurance retentions provides more stability for our shareholders and higher more consistent returns on equity.

We also have an innovative approach to claims handling. Our wholly-owned Contractors Alliance Network provides water mitigation and construction services to our policy holders. We routinely respond to reported claims within hours of the first notice of loss. Whenever we mitigate a loss internally, we are preventing AOB abuses and claim inflation. This gives Heritage a strategic advantage versus our peer group.

In the second quarter, we reported a 29.8% consolidated loss ratio. In the third quarter, excluding the impact of $20 million in Hurricane Irma retentions, our loss ratio is 28.8%. And in an inflationary claims environment in Florida, Heritage has been consistently seeing a reduction in losses. Contractors Alliance Network was also vital to our Hurricane Irma response. In total our network responded to over 7,500 claims. In the days following Irma, our network was busy removing trees, tarping roofs and mitigating water damage. Our unique approach to claims enhances the customer experience, while reducing AOB abuses that would normally be passed on to our reinsurance partners.

As a result of an active 2017 hurricane season, we anticipate that reinsurance prices will increase in 2018. For the past three years, we have advocated that reinsurance programs should hedge future rate increases. Heritage is unique in its approach to reinsurance and has approximately $700 million of multi-year catastrophe bonds. Each bond is three years in duration and provides fixed rate pricing. As a result, we believe we are better positioned versus our Florida P&C peers, who typically only purchase single-year reinsurance. These companies will likely experience a rate increase on their entire portfolio, whereas the increase for Heritage will be lower, because we had the foresight to hedge potential rate increases.

This unique approach to reinsurance will create an advantage for Heritage in the Florida market. Additionally, approximately half of our catastrophe reinsurance at Narragansett Bay Insurance is placed on a two-year basis and provides an additional hedge against potential rate increases, once that transaction is approved. We are working together with the Rhode Island Insurance regulators, related to our pending acquisition of Narragansett Bay Insurance and are grateful for their professionalism in this process.

We are optimistic that the transaction will close in the fourth quarter. Upon closing, we expect our consolidated revenue will be rapidly approaching $1 billion. The acquisition will create a significant diversification benefit and our Florida concentration will only account for approximately 32% of consolidated total insured value. Not only do we believe we have an excellent quarter, but we look forward to working with the team in Narragansett Bay, as we continue to grow and diversify our organization.

I will now turn the call over to Steve to provide more detail on our financials.

Steven Martindale

Chief Financial Officer, Heritage Insurance Holdings, Inc.

Heritage Insurance Holdings, Inc. (HRTG) Q3 2017 Earnings Call	02-Nov-2017

Thank you, Bruce. Good morning. Gross premiums written for the quarter were $154.4 million compared to $147.2 million a year ago. On September 1, we entered into an administrative agreement with Sawgrass Mutual Insurance Company, which was approved by the Florida Office of Insurance Regulation. In accordance with the agreement, we offered a Heritage Insurance Policy, effective September 1 to every Sawgrass policyholder. The Sawgrass policyholders were not required to file a new application with us or pay premium that had already been paid to Sawgrass. The coverage on these policies will expire at the end of the original policy period. Upon expiration, we will offer to renew each policy using Heritage forms and rates. Unearned premium and one month of renewal premiums on the $30.8 million of in-force premiums we acquired from Sawgrass accounted for approximately $18.7 million of our gross premiums written for the quarter.

This quarter, we wrote approximately 16% of our personal lines new business premiums in the Carolinas and Georgia and approximately 2% in Hawaii. The balance was written in Florida. Our in-force policy count including commercial residential business at September 30, 2017, totaled approximately 331,400. Our personal lines policy count was approximately 326,000. In force policies acquired from Sawgrass accounted for approximately 17,500 of the personal lines total. Total policy counts by state were approximately 246,000 in Florida, 71,000 in Hawaii and 14,000 in the Carolinas and Georgia.

Gross premiums earned for the current quarter were $153.1 million, which included $2.6 million earned on policies acquired from Sawgrass, compared to $164.7 million for the same period a year ago. This decrease was driven by selective underwriting and exposure management aimed at improving underwriting results. We have not participated in the assumption of Citizens policies since the second quarter of 2016 and we discontinued writing new personal lines business in the Tri-County area. Our ceded premium ratio, as measured against gross premiums earned, improved to 37.8% for the third quarter of 2017 compared to 38.4% for the same period last year. The reduction in the ceded premium ratio was a result of proactive catastrophe risk exposure management and better pricing, which translated into a significant reduction in ceded premiums despite the reduction in our retention from $40 million to $20 million at our June 1, 2017 reinsurance renewal, which proved to be a wise decision.

As a reminder, the third quarter is when we get the most accurate ceded premium ratio, due to the June 1 renewal date of our catastrophe reinsurance program. There is no effect from the cost of the prior year’s program nor effects from increases or decreases in gross premiums earned due to underwriting or growth initiatives. Our loss ratio as measured against gross premiums earned was 41.8% for the third quarter of 2017 compared to 32.7% for the same period last year. The increase can be attributed primarily to retained losses from Hurricane Irma.

Our operating expenses as a percentage of gross premiums earned were 23.8% for the third quarter of 2017 compared to 22.3% for the same period in 2016. The increase was driven by $1.1 million of costs associated with our pending acquisition of NBIC Holdings, Inc., the parent company of Narragansett Bay Insurance Company. Our combined ratio as a percentage of gross premiums earned was 103.4% for the current quarter, compared to 93.4% for the same period in 2016. The increase was due primarily to retained losses associated with Hurricane Irma. Our operating income for the quarter was $1.4 million, compared to $18.6 million a year ago. The decrease was due primarily to losses retained from Hurricane Irma. We’re pleased that we were able to generate positive operating income despite Hurricane Irma, which we estimate will produce $388 million of gross losses and loss adjustment expenses before reinsurance recoveries.

During the quarter, we issued $136.8 million of convertible senior notes. Net proceeds of the convertible notes were $91.7 million after recording issuance and transaction costs of $5.2 million and using $40 million of the proceeds to repurchase shares of our common stock. Under the rules of the New York Stock Exchange, until we

Heritage Insurance Holdings, Inc. (HRTG) Q3 2017 Earnings Call	02-Nov-2017

obtain shareholder approval to settle conversions of the convertible notes and shares of common stock, we will settle conversions in cash only and record the conversion option at fair value as a derivative liability at issuance, and at the end of each quarter. Changes in fair value will be recorded in the statement of income as a gain or loss.

Upon shareholder approval, we will reclassify the conversion option as a component of equity and have the option to settle conversions in cash and/or shares of common stock. Due to the increase in the price of our common stock from the time of issuance, the fair value of the conversion option increased from $16.8 million to $23.7 million at September 30, 2017, resulting in a non-cash GAAP charge of $6.9 million for this quarter. This charge appears on the line item captioned other non-operating expense net in our statement of income. Due to the size of this non-deductible charge, our provision for taxes and effective tax rate for both the quarter and the year-to-date were distorted. In addition to $1.1 million of merger and acquisition costs included in general and administrative expenses and the $6.9 million change in fair value of conversion option liability, we also incurred the following non-operating costs associated with financing our pending acquisition of NBIC.

$3.1 million for interest on our senior debt and convertible notes and $675,000 for amortization of debt issuance costs. These non-operating charges more than offset our operating income of $1.4 million, and resulted in a net loss of $8.7 million for the quarter, compared to net income of $10.9 million in Q3 2016.

On the balance sheet side, stockholder’s equity stood at $301.7 million at September 30, 2017, compared to $377.2 million at September 30, 2016. In the last 12 months, we have repurchased $66.6 million of stock and paid out $8.6 million in dividends, a $75.4 million direct benefit to shareholders.

The charge for the conversion option was $6.9 million, and will be reclassified as equity on stockholder approval to issue shares of common stock upon conversion of the convertible senior notes. The stockholder meeting to vote on this matter is scheduled for December 1. We had $8.5 million of interest expense and amortization of debt issuance costs over the past 12 months to finance the pending Narragansett Bay acquisition, which we expect to close in the fourth quarter. Following closing, we expect we will begin to see operating income that should more than offset the financing cost.

Finally, while we achieved $16.5 million of operating income offset by the provision for income taxes, our earnings were affected by hurricanes Matthew and Irma over the past 12 months. Total invested assets were $519.9 million in September 30, 2017, of which $494.5 million was invested in fixed maturity securities with an average credit quality of AA and an average duration of 3.9 years. Our cash position was $352.3 million, our non-regulated entities held approximately $201 million of cash and short-term bonds in preparation for our pending acquisition of NBIC. Our insurance company cash balance was also high to facilitate payment of Hurricane Irma claims. Our total assets stood at $1.6 billion at September 30, 2017.

With that, Bruce and I are available to take your questions.

Heritage Insurance Holdings, Inc. (HRTG) Q3 2017 Earnings Call	02-Nov-2017

QUESTION AND ANSWER SECTION

Operator: We will now begin the question-and-answer session. [Operator Instructions] Our first question comes from Mark Hughes with SunTrust. Please go ahead.

Mark Douglas Hughes	Q
Analyst, SunTrust Robinson Humphrey, Inc.

Yeah. Thank you very much. Good morning.

Bruce Thomas Lucas	A
Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

Morning, Mark.

Mark Douglas Hughes	Q
Analyst, SunTrust Robinson Humphrey, Inc.

Bruce, how do you think this plays out? You definitely have the multi-year reinsurance which is significantly better than your peers, but you still have some reinsurance that you have to renew and presumably you have to get that final pricing before you can file for new rates. Are you going to face a little bit of pressure even if it’s less than peers, how do you think this will work out?

Bruce Thomas Lucas	A
Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

Yeah. That’s a great question, Mark, and we’re not going to have an indication of what potential rate increases will look like next year until the January 1 reinsurance placements are done in the industry. Those are in process of being quoted right now. We’ll see what those rate increases look like and are they on loss affected layers, are they on non-loss affected layers, what’s the impact regionally. There is just a lot of moving pieces. I just don’t know what that overall rate impact is. I do think it’ll be up. But you are correct in noting that for us it should be less than pretty much every one of our Florida peers because we bought so much multi-year reinsurance.

I don’t think anybody really understood the advantage of having a hedge until you actually need the hedge. Every one of our cat bonds that we placed was done at a rate online that was less than a single year rate online out of Bermuda or Lloyds and we essentially got a hedging option for free. And that’s going to be a big advantage for us. And I’d also like to note that reinsurers are going to be heavily underwriting the risks in Florida based on the results in Hurricane Irma. I’ve heard from reinsurers that over 50% of all Irma claims reported so far are coming from the Tri-County area of the state. Even though they didn’t get the strongest winds, that was in the southwest part of the state.

I can tell you at Heritage, our total Tri-County reported claims are approximately 40%, so significantly lower than the rest of the industry. And at Sawgrass Mutual, the company we’ve just acquired, those reported losses in Tri-County are only about 10% of all losses. So I think the underwriting actions that we’ve taken make us a significantly more attractive risk, then you throw in the efforts that we do on Contractors Alliance Network to prevent AOB. You look at the fact that our portfolio has relatively few exposures that are screen enclosures, which are easily damaged in the storm and a greater spread of risk throughout the Eastern seaboard once we acquire NBIC. All of these things are unique in the market and I think they’re going to help us on the underwriting side with reinsurers, but it’s too early to state what that impact will be.

Heritage Insurance Holdings, Inc. (HRTG) Q3 2017 Earnings Call	02-Nov-2017

Mark Douglas Hughes	Q
Analyst, SunTrust Robinson Humphrey, Inc.

Yeah. I’m not sure if you might have shared this earlier, but the AOB claims, I would assume with the storms you know that you’ll see like with increasing claims overall, you’ll see more AOB claims, but on the underlying basis, has there been a change in trend on AOB? And could you talk about the impact of new policy language when that goes into effect? What do you think it might mean?

Bruce Thomas Lucas	A
Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

Yeah. So on AOB trends, we haven’t seen an uptick in the percentage of claims at all. In fact, I’d argue that overall, we’re doing a little bit better as you can see by the loss ratio improving in the quarter. We are not actively writing in the Tri-County area of Florida and there’s a lot of reasons for that. I mean, there’s still a ton of fraud there. I do not see a legislative fix. You’re right that there is policy language that you know we’ve started advocating two years ago with our regulators that has gotten approved now. And I thank Barry Gilway of Citizens for helping get that over the finish line with us and that will have an impact on losses. But unfortunately, there’s always a way around it, right. There are some loopholes I’m sure, or new ways of inflating claims that the attorneys and contractors are going to come up with. So for the time being, we continue to our diversification trend away from the Tri-County area.

Mark Douglas Hughes	Q
Analyst, SunTrust Robinson Humphrey, Inc.

And then, finally on voluntary production, could you talk about the kind of the pace of voluntary production, how it kind of fits relative to your attrition in policies, what’s the organic growth profile? I think Narragansett changes it in the future, but as you sit on the book today how do we think about that?

Bruce Thomas Lucas	A
Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

Yeah our voluntary productions actually has been hitting record highs every quarter. It was interrupted in the third quarter because of Hurricane Irma. And obviously, that triggered a large scale binding suspension across the Southeast part of the U.S. But we did do 13,710 new business policies in the quarter, despite a binding suspension that was in place. Our production’s been great and the most important thing is that, our production has been outside of the Tri-County continuing to diversify the footprint, that means, less volatility, less risk, it should result in better reinsurance pricing because we are a lower risk carrier. The business plan is working and we’re seeing our loss ratios decline. So we’re happy with where we are right now.

Mark Douglas Hughes	Q
Analyst, SunTrust Robinson Humphrey, Inc.

Thank you.

Bruce Thomas Lucas	A
Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

Thank you, Mark.

Operator: Our next question is from Anthony To with KBW. Please go ahead.

Heritage Insurance Holdings, Inc. (HRTG) Q3 2017 Earnings Call	02-Nov-2017

Anthony To	Q
Analyst, Keefe, Bruyette & Woods, Inc.

Hi. Good morning. Thanks for taking my questions.

Bruce Thomas Lucas	A
Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

Thank you.

Anthony To	Q
Analyst, Keefe, Bruyette & Woods, Inc.

Just some housekeeping items. Excluding the $1.1 million of transaction costs in G&A, I think your expense was around $23.1 million and I think that’s still a bit 80 – or I think that was still 80 bps higher year-over-year, so can you provide any color around that?

Steven Martindale	A
Chief Financial Officer, Heritage Insurance Holdings, Inc.

Yeah. We had acquisition costs of $1.1 million that were expensed this quarter in preparation of acquiring Narragansett Bay.

Bruce Thomas Lucas	A
Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

And, yeah, you got to look at it too, and say we had a binding suspension that was in place as a part of the quarter, so you’re not getting the same earned premiums that you would normally get and I think that had a little bit of an impact there too. But relatively speaking, I think our operating expenses were kind of in line with what we’ve been forecasting through.

Anthony To	Q
Analyst, Keefe, Bruyette & Woods, Inc.

Got it. And what was the interest paid from just the convertible bond in the quarter and the debt from last year? And then, are those numbers a good run rate to use going forward?

Steven Martindale	A
Chief Financial Officer, Heritage Insurance Holdings, Inc.

So the interest expense for the quarter was $3.1 million and then, we had amortization of debt issuance cost of $675,000. Most of that was the senior debt and a small amount of it was with the convertible notes. Yeah, the run rate overall should – including amortization of debt issuance cost should be about $4.8 million a quarter going forward.

Anthony To	Q
Analyst, Keefe, Bruyette & Woods, Inc.

Got it. Thank you. And I apologize upfront if I missed this earlier, but was there any development in the quarter?

Steven Martindale	A
Chief Financial Officer, Heritage Insurance Holdings, Inc.

Heritage Insurance Holdings, Inc. (HRTG) Q3 2017 Earnings Call	02-Nov-2017

We had some development not anything unusual. Year-to-date, the development on prior years is about $1.5 million, and we did have some deficiency on prior year cats. And then we had some offsetting redundancies on our ultimates for non-cat.

Anthony To	Q
Analyst, Keefe, Bruyette & Woods, Inc.

Okay. And in regards to the equity issuance to Twelve Capital, was this in addition to the equity issuance for NBIC?

Bruce Thomas Lucas	A
Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

Yeah. Maybe there was some confusion on that. We didn’t issue equity to Twelve Capital at all. I think that what they’ve done is they’ve acquired shares in the open market.

Anthony To	Q
Analyst, Keefe, Bruyette & Woods, Inc.

Okay.

Bruce Thomas Lucas	A
Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

But we didn’t issue any additional stock to them directly. This is just – this is their position that they’ve reported in terms of open market purchases.

Anthony To	Q
Analyst, Keefe, Bruyette & Woods, Inc.

Got it. Thank you. Okay, thank you so much for the questions or the answers.

Bruce Thomas Lucas	A
Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

Thank you.

Operator: Our next question is from Matt Carletti with JMP. Please go ahead.

Matthew J. Carletti	Q
Analyst, JMP Securities LLC

Hey, thanks, good morning.

Bruce Thomas Lucas	A
Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

Hey, Matt, how are you?

Matthew J. Carletti	Q
Analyst, JMP Securities LLC

Good. How are you?

Heritage Insurance Holdings, Inc. (HRTG) Q3 2017 Earnings Call	02-Nov-2017

Bruce Thomas Lucas	A
Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

Great.

Matthew J. Carletti	Q
Analyst, JMP Securities LLC

I just had a few questions around maybe if we could start with the $388 million of gross Irma losses, can you give us a little bit of color on kind of how you got to that number? Is that largely model driven at this point? Is it largely ground up, because it’s been far enough away that you’ve gotten the claims in, and then whatever color on the claims you can give us in terms of, are a lot of these closed and paid out or are a lot of them still early on in process, just trying to get a feel for how firm you feel that number is?

Bruce Thomas Lucas	A
Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

Yeah. So the $388 million is an absolute guess. It is model driven, it is not results driven. You know if I had to make a call today and take the over or below on $388 million, I’d say below. We simply just do a blend of AIR and RMS because there is big discrepancies between their modeled losses in both of those programs. And we just blend them together and come up with that number. But I wouldn’t really count on that as a concrete number. It certainly feels to me like the losses are trending lower than that.

To date, we’ve paid $111 million on Hurricane Irma. We’ve closed 12,000 claims. That’s an approximate average of $9,300 and we’re running about a 14% loss adjustment expense. We have in total about 27,000 claims reported so far, so we’ve closed approximately half of the claims and we’re making good progress on the remaining ones, but we just want to make sure that they’re properly examined and that the payouts are accurate. But overall, it does seem to me like Irma is probably trending lower than that number.

Matthew J. Carletti	Q
Analyst, JMP Securities LLC

Okay. And then, you mentioned there the 14% LAE. How should I think about – I hear you that you feel it’s going to be lower, but let’s play devil’s advocate and say it’s higher. That’s kind of at the point where you start piercing, you get into FHCF, you get into further into some of the cat bonds and if my understanding is correct, LAE is capped in the 5% to 6% range on a lot of those. I mean, is that – would we see that, call it 8% spread or whatever it is, kind of come back around into the retention for Heritage or how should we think about that?

Bruce Thomas Lucas	A
Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

No, it’s fully paid for by reinsurance. While the FHCF limits recoveries to 5%, we’ve got cat bonds that are sitting even lower than the FHCF that have actual LAEs. So there is no risk in our opinion at all that we incur any unrecoverable LAE that would hit our surplus. At this point, we are pretty firm that our pre-tax retention was $20 million, and everything above that number will be fully paid.

Matthew J. Carletti	Q
Analyst, JMP Securities LLC

Okay. All right. And then, lastly sticking on reinsurance, trying to get a feel for just kind of the lower layers kind of varied, let’s say, kind of where your attachment isn’t down, or where your current gross estimate isn’t down is largely traditional market versus once you get above that you very quickly get into cat bonds and FHCF. So how much of your annual spend is spent on those traditional market covers? I’m just trying to get a feel for kind of the percentage of the total spend that may be exposed to whatever pricing change the market’s going to see?

Heritage Insurance Holdings, Inc. (HRTG) Q3 2017 Earnings Call	02-Nov-2017

Bruce Thomas Lucas	A
Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

It’s approximately $150 million.

Matthew J. Carletti	Q
Analyst, JMP Securities LLC

Okay, great.

Bruce Thomas Lucas	A
Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

At the lower layers.

Matthew J. Carletti	Q
Analyst, JMP Securities LLC

All right. Great. All right. Thanks a lot.

Bruce Thomas Lucas	A
Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

Thank you, Matt.

Operator: And our next question is a follow up from Anthony To with KBW. Please go ahead.

Anthony To	Q
Analyst, Keefe, Bruyette & Woods, Inc.

Hi. Yes, I’m just wanting – can you walk us through kind of how the diluted share counts would be at the end of 4Q, given that you get your shareholder votes as expected? What are the effects of the dilution of the equity issuance and the convertible bond issuance?

Bruce Thomas Lucas	A
Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

Well, in order for me to give you a fourth quarter diluted share count, I’d need to know what the closing share price is at the end of the fourth quarter, which is something I can’t do right now. I can tell you right now and I think this is important, our basic share count is 23,500,000. That’s where we are now. If you were to just use yesterday’s closing price, it would add about 400,000 shares to the diluted count related to the convertible option, though it’s relatively minor. It’s hard to say where we’re going to be, because I’d need to know what that ending price is in the fourth quarter.

Anthony To	Q
Analyst, Keefe, Bruyette & Woods, Inc.

Okay. And then under the treasury method for the convertible bond debt, once the share price exceeds 30% higher than the conversion price, does the entire dilution of convertible issuance get added to share count?

Heritage Insurance Holdings, Inc. (HRTG) Q3 2017 Earnings Call	02-Nov-2017

Steven Martindale	A
Chief Financial Officer, Heritage Insurance Holdings, Inc.

Only the amount that exceeds the conversion price would cause dilution. So in Bruce’s example, we had $15.60 was our closing price yesterday. So the difference between the $15.60 and the $14.92 conversion price is the amount of dilution. So it would be, you know, that difference between, you know, the 30% additional piece would be the amount that will be dilution.

Anthony To	Q
Analyst, Keefe, Bruyette & Woods, Inc.

Okay.

Bruce Thomas Lucas	A
Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

I don’t think you get fully diluted until you’re well into the 20s.

Steven Martindale	A
Chief Financial Officer, Heritage Insurance Holdings, Inc.

Right. Yeah.

Bruce Thomas Lucas	A
Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

The way the treasury stock accounting works.

Steven Martindale	A
Chief Financial Officer, Heritage Insurance Holdings, Inc.

Yeah.

Anthony To	Q
Analyst, Keefe, Bruyette & Woods, Inc.

Got it. Thank you so much.

Operator: This concludes our question-and-answer session. I would like to turn the conference back over to Bruce for any closing remarks.

Bruce Thomas Lucas
Chairman & Chief Executive Officer, Heritage Insurance Holdings, Inc.

Thank you. So I’m going to do something that I haven’t done in the past, which is provide a little bit more color on the quarter. And there is a little bit of, I think investor confusion as to the results in the quarter due to the derivative liabilities in connection with our convertible bond offering. So I’m going to try to provide some clarity and see if any of the analysts have any follow ons. So as a starting point, I’d like to say that in my opinion, this is perhaps the best quarter in the company’s history. And the reason for that is, we had the largest hurricane ever recorded in the Atlantic hit the State of Florida. And when you look at what the true operating results of the company are, we’re essentially breakeven.

Heritage Insurance Holdings, Inc. (HRTG) Q3 2017 Earnings Call	02-Nov-2017

Now, compare that to many of our Florida peers that are going to report massive losses. We absolutely outperformed in this quarter. In the third quarter alone, we had $8.5 million of non-cash expenses and $7.2 million of those non-cash expenses are related to the convertible bond offering, and they have zero impact on our taxes or any other portion of our company. There’s some weird GAAP accounting rules that apply whenever you issue a convertible bond below book value, which is what we did in the second quarter. And as Steve has provided some commentary on this earlier, to the extent that you do not have your shareholder vote to settle the conversion option in shares, GAAP requires you to book a non-cash liability for the fair value of that option.

So in the third quarter for example, we booked $6.9 million non-cash through the P&L it hit our balance sheet and created a $6.9 million liability. We had already booked approximately $16 million in similar liability when we issued the convertible bond. So in total, that derivative liability as it stands right now is $23 million. Once we get shareholder approval, which we anticipate will happen on December 1, that $23 million liability vanishes, and it gets reclassified into equity. As a result, our third quarter shareholder value was reported at $12.84, but once you get the shareholder vote in December, that number is actually $13.80. And if I’m a shareholder, I would probably be assuming that if we get the shareholder vote, there’s no reason, why we wouldn’t get that, it’s punitive to the company, if we don’t. And so the true book value per share is actually $1 higher than we reported in the third quarter, when you consider that change.

I think that’s very, very important for shareholders to understand just how accretive our shareholders’ equity was in the third quarter, when you look at it on a reversal of all these non-cash charges. So that I think is a big thing to try to explain. It’s complicated accounting, but at the same time, it’s easy to explain once we get the shareholder vote, you’ll see a pretty rapid increase in the book value per share.

With that, I’ll turn it back to any of the analysts if they have any questions on that accounting, because that’s relatively important to consider. When you back out the non-cash expenses in the quarter and the $1.1 million in non-recurring expense related to the Narragansett Bay transaction, we essentially broke even for the quarter, which I believe was a phenomenal result in light of what happened to the Florida market with Hurricane Irma.

So if there are no analyst questions, I’d like to thank everyone for their attendance on today’s call.

Operator: The conference has now concluded. Thank you for attending today’s presentation. You may now disconnect.

Heritage Insurance Holdings, Inc. (HRTG) Q3 2017 Earnings Call	02-Nov-2017

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